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                                                                   EXHIBIT 10.55
                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made as of October 5, 2001 (the "Effective Date") by and between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Brian A. Lajoie (the "Consultant").

                                WITNESSETH THAT:

WHEREAS, the Company is engaged in the business of discovering, developing and commercializing pharmaceutical products;

WHEREAS, the Consultant previously served as a financial executive officer of a company in the biotechnology industry and is familiar with the business in which the Company is engaged and otherwise has experience and expertise which is useful to the Company; and

WHEREAS, the Company wishes to retain the Consultant, and the Consultant is willing to be retained by the Company to provide the Company with consulting services in the financial operation of its business, subject to the terms and conditions and for the consideration hereinafter set forth.

NOW THEREFORE, the Company and the Consultant hereby agree as follows:

1.     Consulting Term; Termination

       1.1 The term of this Agreement shall commence on the Effective Date and shall end on April 30, 2002 (the "Initial Term"); provided, that the Term (as defined below) shall be automatically renewed for successive 30-day terms (the Initial Term and, if the consulting period is so renewed, such additional consulting period(s) are collectively referred to herein as the "Term"), unless either the Company or the Consultant terminates this Agreement earlier pursuant to the terms of Section 1.2 hereof or either the Company or the Consultant commits a material breach of the terms of this Agreement.

       1.2 Notwithstanding the provisions of Section 1.1 hereof, the Company or the Consultant may terminate this Agreement, with or without cause in its sole discretion, prior to the end of the Initial Term or any subsequent applicable Term by providing not less than fifteen (15) days prior written notice to the other party.

2.     Consulting Services

       2.1 The Company hereby engages the Consultant to provide consulting services related to financial matters of the Company generally as directed by the Chief Executive Officer of the Company, unless otherwise agreed to by the Company and the Consultant. The specific services to be performed by the Consultant, number of hours required to perform such services, and schedule of performance shall be agreed from time to time by the Company and the Consultant based on the needs of the Company and the reasonable availability of the Consultant.

       2.2 In addition to the services described in Section 2.1 hereof, the Consultant agrees to be elected as the Interim Chief Financial Officer of the Company and to assist the Chief Executive Officer, the Controller and other members of Company's management in managing the financial affairs of the Company.

       2.3 The Consultant hereby accepts such engagement as a consultant to the Company and agrees to use his best efforts to render the services described above.
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       2.4    The Consultant shall perform the services for the Company
              contemplated by this Agreement principally at the Company's corporate offices located at 26 Landsdowne Street, Cambridge, Massachusetts.

3. Compensation. In consideration for the performance of the services to be rendered by the Consultant to the Company pursuant to Section 2.1 hereof, the Company shall compensate the Consultant at a rate of One Thousand Six Hundred Dollars ($1,600.00) per day, payable on a bi-weekly basis promptly after receipt of an invoice detailing such days, or portions thereof, served; provided, however, that the aggregate compensation paid to the Consultant by the Company in any one (1) month period shall not exceed the total sum of Twenty Four Thousand Dollars ($24,000.00). The Company and the Consultant agree that the Company shall not withhold any amounts on account of any withholding or employment taxes from any payments to the Consultant under this section and that it shall be the sole responsibility of the Consultant to report and pay all applicable income or other taxes on all such payments made to him.

4.     Expenses

       The Company shall pay or reimburse the Consultant for all reasonable travel and other expenses (excluding commuting expenses) incurred by the Consultant in the course of performing the consulting services requested by the Company and performed by the Consultant hereunder, upon presentation of appropriate documentation substantiating such expenses in accordance with the usual policies and procedures of the Company. The Company will provide the consultant with parking at no expense.

5.     No Employment Relationship

       Nothing in this Agreement shall create or shall be deemed to create any contract or relationship of employment between the Company and the Consultant or render or be construed to render the Consultant an employee of the Company or to provide the Consultant with any rights or benefits, including, but not limited to health insurance, dental care insurance, life insurance, long-term disability insurance, accidental death and dismemberment insurance, deferred compensation awards, performance bonuses or 401(k) plan participation benefits, to which any employee of the Company or any of its Affiliates may be entitled.

6.     Confidentiality

       6.1 The Consultant acknowledges and agrees that during the course of performing services for the Company, the Company will furnish, disclose or make available to the Consultant confidential and proprietary information relating to the Company's business, including, but not limited to, inventions, projects and business plans (collectively, "Confidential Information"). The Consultant further acknowledges and agrees that such Confidential Information has been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money, that the Company's business is extremely competitive, that the Company's business is dependent in part upon the maintenance of secrecy, and that any disclosure of the Confidential Information would result in serious harm to the Company.

       6.2 The Consultant agrees that the Confidential Information shall only be used by the Consultant in connection with his activities hereunder as a consultant to the Company and shall not be used in any way that is detrimental to the Company.


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       6.3    The Consultant agrees not to disclose, directly or indirectly, the
              Confidential Information to any third person or entity, other than representatives or agents of the Company. The Consultant shall treat all such information as confidential and proprietary property of the Company.

       6.4 The term "Confidential Information" does not include information that (a) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (b) was within the Consultant's possession prior to being furnished to such Consultant, (c) becomes available to the Consultant on a non-confidential basis or (d) was independently developed by the Consultant without reference to the information provided by the Company.

       6.5 The Consultant may disclose any Confidential Information that is required to be disclosed by law, government regulation or court order. If disclosure is required, the Consultant shall give the Company advance notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances.

       6.6. Upon termination of this Agreement, the Consultant shall promptly return to the Company all materials containing Confidential Information, as well as data, records, reports and other property furnished by the Company to the Consultant or produced by the Consultant in connection with services rendered hereunder. Notwithstanding such return or any of the provisions of this Agreement, the Consultant shall continue to be bound by the terms of the confidentiality provisions contained in this Section 6 for a period of five (5) years after the termination of this Agreement.

       6.7 The Consultant acknowledges receipt of a copy of the Company's policies regarding trading in the Company's securities and agrees to comply with such policies, as well as other SEC regulations regarding insider trading and disclosure of material non-public information.

7. Non-Competition and Non-Solicitation. During the Term and for a period of six (6) months following the expiration or termination of this Agreement:
       (a) the Consultant shall not in the United States or in any country in which the Company shall then be doing business, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or of any of its subsidiaries or affiliates; he shall not engage in such business on his own account; and he shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or any other relationship or capacity; provided, however, that nothing contained in this Section 7 shall be deemed to prohibit the Consultant from acquiring, solely as an investment, shares of capital stock of any public corporation; (b) neither the Consultant nor any Affiliate of the Consultant shall solicit or utilize, or assist any person in any way to solicit or utilize, the services, directly or indirectly, of any of the Company's directors, consultants, members of the Board of Scientific and Medical Advisors, officers or employees (collectively, "Associates of the Company"). This non-solicitation and non-utilization provision shall not apply to Associates of the Company who have previously terminated their relationship with the Company.

       7.1 If the Consultant commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7, the Company shall have the following rights and remedies:

              7.1.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Company and that money damages shall not provide an adequate remedy to the Company.

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              7.1.2  The right and remedy to require the Consultant to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Consultant as the result of any transactions constituting a breach of any of the provisions of the preceding paragraph, and the Consultant hereby agrees to account for and pay over such Benefits to the Company. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

       7.2. If any of the covenants contained in Section 6 or 7, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

       7.3 If any of the covenants contained in Section 6 or 7, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

       7.4 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 6 and 7 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold any such covenant wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

       7.5 The Company and the Consultant hereby acknowledge and agree that the Company may waive, on a case-by-case basis, the terms and covenants of this Section 7 upon the request of the Consultant in accordance with the provisions of Section 10.4 hereof, which such waiver shall not be unreasonably withheld.

8.     Indemnification

              The Company shall indemnify the Consultant, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by him in connection with, and to hold him harmless from, any action, suit or proceeding by a third party to which he may be made a party by reason of his being a consultant of the Company or of any Subsidiary or Affiliate of the Company, or arising from his performance of services under this Agreement.

9.     Notices

       All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested), or delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):


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If to the Company:

       ARIAD Pharmaceuticals, Inc.
       26 Landsdowne Street
       Cambridge, Massachusetts 02139
       Attention: Harvey J. Berger, M.D.
       Chief Executive Officer
       Telephone:          (617) 494-0400
       Fax:                (617) 494-1828


If to the Consultant:

       Brian A. Lajoie
       6 Crestview Drive
       Millis, MA  02054
       (508) 376-5948

10.    General

       10.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

       10.2 The Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

       10.3 This Agreement and the Consultant's rights and obligations hereunder may not be assigned by the Consultant or the Company; provided, however, the Company may assign this Agreement and its rights and obligations hereunder to a successor-in-interest.

       10.4 This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

       10.5 This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.    Definitions

       As used herein the following terms have the following meaning:

       (a) "Affiliate" means and includes any corporation or other business entity controlling, controlled by or under common control with the corporation in question.


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       (b)    "person" means any natural person, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental body or other entity.

       (c) "Subsidiary" means any corporation or other business entity directly or indirectly controlled by the corporation in question.

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IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date first above written.

ARIAD PHARMACEUTICALS, INC.

By: /s/ Harvey J. Berger
    --------------------
Name: Harvey J. Berger, M.D.
Title: Chairman and Chief Executive Officer


CONSULTANT


/s/ Brian A. Lajoie
-------------------
Brian A. Lajoie


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